EXHIBIT 23.01

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

           We have issued our report dated August 12, 1998 accompanying the consolidated financial statements included in the Annual Report of LecTec Corporation on Form 10-K for the year ended June 30, 1998. We hereby consent to the incorporation by reference of said report in the Registration Statements of LecTec Corporation on Form S-3 (File No. 333-40183, effective November 17, 1997) and Forms S-8 (File No. 33-121780, effective April 21, 1987, File No. 33-45931, effective February 21, 1992, File No. 333-46283, effective February 13, 1998 and File No. 333-46289, effective February 13, 1998).



                                                          /s/Grant Thornton LLP
                                                          ----------------------

Minneapolis, Minnesota
September 23, 1998

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